Exhibit 10.11

November 1, 2007

Capitol Acquisition Corp.

509 7th Street, N.W.

Washington, D.C. 20004

Ladies and Gentlemen:

Each of the undersigned agrees that it will not transfer its ownership interests in Capitol Acquisition Management LLC to anyone other than the founders of Capitol Acquisition Corp. (“Company”) or entities of which such founders are the beneficial owners, or beneficiaries, of until the transfer restrictions (as more fully described in the Company’s Registration Statement relating to its initial public offering and in the Escrow Agreement filed as an exhibit to such Registration Statement) relating to the Company’s securities held by Capitol Acquisition Management LLC are removed.

/s/ Mark Ein
Mark Ein

/s/ Amanda Eilian
Amanda Eilian

/s/ Jonathan Ledecky
Jonathan Ledecky

/s/ Gene Samburg
Gene Samburg

/s/ Jon Ein
Jon Ein

/s/ Marion Ein-Lewin
Marion Ein-Lewin

/s/ Daniel Ein
Daniel Ein